UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 11, 2016 (May 5, 2016)

XURA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35572	04-3398741

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Quannapowitt Parkway
Wakefield, MA
01880

(Address of Principal Executive Offices)
(Zip Code)
Registrant's telephone number, including area code: (781) 246-9000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 5, 2016, Xura, Inc. (the “Company”) received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”), informing the Company that it is not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company did not timely file its Annual Report on Form 10-K for the fiscal year ended January 31, 2016 (the “Form 10-K”) with the Securities and Exchange Commission.

As previously reported, the Company was unable to complete and file the Form 10-K timely due to delays resulting from the Company’s ongoing review of accounting matters relating to income taxes and evaluation of the implications on its controls. The Company’s management and the company’s financial reporting, accounting and tax personnel are also engaged in ongoing exclusive negotiations for the potential sale of the Company at a purchase price of $25 per share. As of the date of this filing, the Company has not entered into any agreement in principle or any other definitive agreement to sell the Company and there can be no assurance that such negotiations will ultimately result in a transaction.

The Nasdaq letter provides that the Company has until July 5, 2016 to submit a plan to regain compliance. The Company is working diligently to complete the work necessary to file the Form 10-K and intends to file such report as soon as practicable.

On May 11, 2016, the Company issued a press release announcing receipt of the Nasdaq letter, a copy of which is attached hereto as Exhibit 99.1.

*    *    *

The foregoing information includes “forward-looking statements.” Forward-looking statements include statements regarding the Company’s expectation in respect of the timing of the filing its Form 10-K. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by forward-looking statements. Such risks or uncertainties may give rise to claims or regulatory issues, increase exposure to contingent liabilities and cause pressure on the Company's stock price. Although the Company is in exclusive negotiations for the potential sale of the company, as of the date of this filing, the Company has not entered into any agreement in principle or any other agreement and there can be no assurance that such negotiations will ultimately result in a transaction. In this filing, risks relating to the forward-looking statements include (among other factors), the complexity of the preparation of our financial statements in light of several recently completed transactions, as well as the acquisition-related, financial accounting and other risks set forth in the "Forward-Looking Statements" and Item 1A, "Risk Factors" and elsewhere in the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q for the quarters ended April 30, 2015, July 31, 2015 and October 31, 2015, or in other subsequently filed periodic, current or other reports. The Company undertakes no commitment to update or revise any forward-looking statements except as required by law. The risks and uncertainties discussed above, as well as others, are discussed in greater detail in our filings with the SEC. The documents and reports the Company files with the SEC are available through the Company, or its website, www.Xura.com, or through the SEC's Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.         Description

99.1	Press Release of Xura, Inc., dated May 11, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XURA, INC.

Date: May 11, 2016	By:	/S/ Roy Luria
	Name:	Roy Luria
	Title:	Executive Vice President, General Counsel

Exhibit Index

Exhibit No.         Description

99.1	Press Release of Xura, Inc., dated May 11, 2016